                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934.

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 4, 1999

                       KAUFMAN AND BROAD HOME CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



            DELAWARE                      1-9195                 95-3666267
(STATE OR OTHER JURISDICTION OF        (COMMISSION             (IRS EMPLOYER
       INCORPORATION)                  FILE NUMBER)          IDENTIFICATION NO.)


         10990 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA          90024
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (310) 231-4000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



Item 5.  Other Events

        On February 4, 1999 the Board of Directors of Kaufman and Broad Home Corporation (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each share of common stock of the Company, par value $1.00 per share (the "Common Stock"), and each share of Special Common Stock of the Company, par value $1.00 per share (the "Special Common Stock";

together with the Common Stock, the "Voting Stock"). No shares of Special Common Stock are currently outstanding. The dividend will be issued to stockholders of record as of the close of business on March 5, 1999. Rights will be issued with Voting Securities issued after March 5, 1999 and before the Distribution Date (as defined below). Each Right represents the right to purchase one one-hundredth (1/100th) of a share of Series A Participating Cumulative Preferred Stock ("Preferred Stock") of the Company at a price of $135.00 (as the same may be adjusted, the "Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (as the same may be amended from time to time, the "Rights Agreement") dated as of February 4, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"). The Rights replace the Preferred Stock purchase rights issued in 1989 under the Company's Rights Agreement dated February 21, 1989, which will expire on March 7, 1999.

        In connection with adopting the Rights Agreement, the Board of Directors of the Company also directed its Nominating and Corporate Governance Committee, which consists solely of independent directors, to conduct a regular review of the Rights Agreement and its effect on the best interests of the Company and its shareholders at least every three years.

        The summary description of the Rights set out below does not purport to be complete, and is qualified in its entirety by reference to the Rights Agreement which is filed as an exhibit to this report and is hereby incorporated herein by reference.

        The Rights will be evidenced by certificates for the Voting Stock until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of Voting Stock entitled to 15% or more of the outstanding shares of Voting Stock or (ii) 10 business days following the commencement of a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

        On January 7, 1999, the Company acquired substantially all of the homebuilding assets of the Lewis Homes group of companies. As partial consideration for the acquisition, the Company issued 7,886,686 shares of Common Stock to certain members of the Lewis family, a former officer of Lewis Homes and entities controlled by them (the "Lewis Holders"). As a result, the Lewis Holders currently hold in the aggregate approximately 16.5% of the outstanding Common Stock. Accordingly, the Rights Agreement provides that the Lewis Holders (and certain permitted transferees) will not become Acquiring Persons as a result of the holdings of or acquisitions by any of the Lewis Holders, so long as their aggregate ownership remains below 17% of the outstanding Voting Stock. In the event the aggregate ownership of the Lewis Holders falls below 15.5% of the outstanding shares of the Voting Stock, the Lewis Holders exempt percentage will become 16% of the outstanding shares of the Voting Stock. In the event the aggregate ownership of the Lewis Holders falls below 14.5% of the outstanding shares of the Voting Stock, the Lewis Holders' exemption will terminate.

        The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights): (i) the Rights will be transferred only with the Voting Stock; (ii) Voting Stock certificates will contain a notation referencing the Rights and Rights Agreement (the notation on already outstanding Voting Stock certificates referring to the Company's prior Rights Agreement will be deemed to refer to the new Rights); and (iii) the surrender for transfer of any certificates for shares of Voting Stock will also constitute the transfer of the Rights associated with the shares of Voting Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Voting Stock as of the close of business on the Distribution Date and thereafter such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on March 5, 2009 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

        The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution, for example, in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Voting Stock.

        If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which become void) will have the right to receives upon exercise and payment of the then current Exercise Price, that number of shares of Preferred Stock having a market value of two times the Exercise Price.

        If, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than the Acquiring Person, whose Rights will become void) will thereafter have the right to receive, upon exercise at the then current Exercise Price, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which at the time of such transaction will have a market value of two times the Exercise Price.

        In lieu of exercise, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which become void), in whole or in part, for shares of Voting Stock at an exchange ratio of one share of Voting Stock per Right (as appropriately adjusted to reflect changes in the Voting Stock after the date of the Rights Agreement).

        No fractional shares of Preferred Stock will be issued, other than fractions which are integral multiples of one hundreths of a share, which may, at the election of the Company, be evidenced by depositary receipts. In lieu of any other fractional interest, an adjustment in cash will be made based on the market price of the Preferred Stock.

        At any time prior to ten days after an Acquiring Person becomes such (or such later date as the Board of Directors of the Company may determine), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.005 per Right, subject to adjustment (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may be amended by the Company to the extent and on the conditions set out in the Rights Agreement.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        The Rights have effects that will render difficult an acquisition of the Company without the approval of the Company's Board of Directors. The Rights will cause substantial dilution to a person or group of affiliated or associated persons that attempts to acquire the Company without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination approved by the Board of Directors may, at its option, at any time prior to a person or group becoming an Acquiring Person, redeem the then outstanding Rights at the Redemption Price.

        Item 7 Financial Statements, Pro Forma Financial Information and
Exhibits

        (c) Exhibits

        4.1 Rights Agreement dated February 4, 1999 between the Company and ChaseMellon Shareholder Services, LLC, as rights agent.



                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated February 12, 1999

                                       KAUFMAN AND BROAD HOME CORPORATION


                                       /s/ KIMBERLY N. KING
                                       -----------------------------------------
                                       Kimberly N. King
                                       Corporate Secretary and Corporate Counsel

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------


    4.1 Rights Agreement dated February 4, 1999 between the Company and ChaseMellon Shareholder Services, LLC, as rights agent.